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                                                                     Exhibit 3.4

                                     BYLAWS
                                       OF
                         B & K STEEL FABRICATIONS, INC.
                                    ARTICLE I
                                  Stockholders

      Section 1. The annual meeting of the stockholders shall be held at the principal office of the corporation at ten o'clock, a.m., on the first Monday of the second calendar month following the end of the corporation's fiscal year, if not a legal holiday, and, if a legal holiday then on the next succeeding day not a legal holiday, for the election of directors and the transaction of such other business as may be brought before the meeting. Notice of the annual meeting shall be mailed at least ten days prior to the meeting to each stockholder at his address as the same appears on the books of the corporation. Nevertheless, a failure to mail such notice or any irregularity in such notice or in the mailing or giving thereof shall not affect the validity of any annual meeting or of any of the proceedings at any such meeting held at the time and place herein specified.

      Section 2. Special meetings of the stockholders may be held at the principal office of the corporation whenever called in writing by the president, or by a majority of the members of the Board of Directors. Notice of each special meeting, indicating briefly the purpose or purposes thereof shall be given by the secretary by depositing a notice in the Post Office addressed to each stockholder at his last known place of residence, as shown by the stock register, at least five days next preceding the meetings.

      Section 3. No notice to stockholders shall be necessary for any adjourned annual or special meeting, except the statement at such meeting in making adjournment.

      Section 4. At any meeting of the stockholders the holders of a majority of all of the shares of the capital stock of the company, issued and outstanding, present in person or represented by proxy and entitled to vote, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law or by these bylaws and in these cases the representation of the number so required shall constitute a quorum. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these bylaws for an annual meeting, or fixed by notice as above provided for a special meeting called by the president or by a majority of the members of the Board of Directors, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
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      Section 5. Any stockholder may at any time nominate and appoint any person his attorney and agent, in his name, place and stead, to vote as his proxy at any meeting of the stockholders and such person named as proxy shall have all the powers and privileges that the stockholder would have if present in person. Such appointment of proxy shall be in writing and subscribed by the stockholder and shall be presented to the meeting for which such proxy is appointed and held and preserved by the secretary.

      Section 6. In voting for members of the Board of Directors, each stockholder shall be entitled to vote his stock cumulatively, i.e., he shall be entitled to as many votes as are equal to the number of shares he owns multiplied by the number of directors to be elected. Each stockholder may cumulate these votes -- that is, cast all the votes for one candidate, or he may distribute them among the candidates, or any of them, in any way he sees fit.

                                   ARTICLE II

                                    Directors

      Section 1. The Board of Directors of the corporation shall consist of two or more persons, who shall be stockholders, and who shall be elected annually and shall hold office until their successors shall have been duly elected and qualified. The business and affairs of the corporation shall be conducted by the Board of Directors, a majority of which shall constitute a quorum for the transaction of business.

      Section 2. The annual meeting of Directors shall be held at the principal office of the corporation on the first Monday of the second calendar month following the end of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, immediately following adjournment of the annual meeting of stockholders, and no notice thereof need be given. The Board shall meet for the purpose of the election of officers and for the transaction of any other business that may come before the meeting. Such election of officers shall be by ballot, and the affirmative vote of a majority of the whole Board of Directors shall be required for a choice. Whenever a vacancy shall occur in such offices, it shall be filled in like manner, at a special meeting of the Board called for such purposes.

      Section 3. In the case of any vacancy existing in the Board of Directors through death, resignation, disqualification, or other cause, the remaining directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election and qualification of his successor.

      Section 4. Special meetings may be called at any time by the president, and shall be so called at the request in writing of a majority of the members of the Board of Directors. The Secretary shall give notice of the time and place of each special meeting by mailing the same at least three days before the meeting or by telegraphing the same at least two days before the meeting, to each Director; such notices may be waived by any Director.


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                                   ARTICLE III
                                    Officers

      Section 1. The officers of the corporation shall consist of a president, one or more vice presidents, secretary, and treasurer and such other officers as from time to time may be determined by the Board of Directors. Each officer shall hold office during the pleasure of the Board of Directors, provided, however, that the Board shall have the right to enter into management contracts with the officers. The Board of Directors may create such offices as they shall deem necessary, and incumbents thereof shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. The Board of Directors also from time to time may appoint such agents as it may see fit. Bonds may be required by the Board of Directors in such amounts as shall be fixed from time to time, from officers, agents or servants of the corporation. Any one person may hold more than one office, except that of president and vice president.

      Section 2. At least two officers of the corporation shall sign and execute all contracts and documents of the corporation. The president, with the secretary, shall sign all certificates of stock of the corporation.

      Section 3. The president shall preside at all directors and stockholders meetings. The president from time to time may call special meetings of the Board of Directors whenever he shall deem it proper to do so; and shall do so whenever a majority of the members of the Board of Directors in writing, shall request him to do so. Subject to the Board of Directors, he shall have general charge of the business and affairs of the corporation, and shall perform and have such other powers as may be assigned to him by the Board of Directors.

      Section 4. The vice president shall have such powers and shall perform such duties as may be assigned to him from time to time by the Board of Directors and as may be delegated to him by the president. The vice president shall possess the power and may perform the duties of the president in his absence or disability, unless otherwise prescribed by the Board of Directors. In case the president shall be absent from any meeting of the stockholders or Board of Directors, the vice president shall preside. The vice president may (with any other officer) sign and execute all authorized contracts and documents in the name of the corporation.

      Section 5. The secretary shall issue notices of all directors and stockholders meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his signature and impress with the corporate seal all stock certificates of the corporation and shall perform all such other duties as are incident to his office. The secretary may (with another officer) sign and execute all authorized contracts and documents in the name of the corporation and shall perform all such other duties as are incident to his office.

      Section 6. The treasurer shall have custody of all moneys and securities of the corporation. The treasurer may (with another officer) sign and execute all authorized contracts and documents


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in the name of the corporation and shall keep regular books of accounts and shall submit them, together with all supporting papers and records, to the directors for their examination and approval as often as they may require and shall perform all other duties as are incident to his office.

      Section 7. The Board of Directors are authorized at such time as they see fit to appoint a general manager on a long term contract. At such time a general manager is appointed the said manager shall be responsible for performing all of the duties and functions of the above set forth officers. The general manager shall have power to direct, manage and to carry on the business of the corporation subject to the control of the Board of Directors. The general manager shall have power to make and execute all contracts pertaining to the ordinary business of the corporation. The general manager may be a person or a management company.

                                   ARTICLE IV

                                   Fiscal Year

      Section 1. The fiscal year of this corporation shall be January 1st to December 31st of each year.

                                    ARTICLE V

                                  Depositaries

      Section 1. The Board of Directors, from time to time, may select one or more banks for the deposit of corporate funds, to be withdrawn as such Board may direct.

                                   ARTICLE VI

                              Certificates of Stock

      Section 1. The certificates of the capital stock of the corporation shall be numbered consecutively and a record of each shall be made as issued. The certificate shall exhibit the holder's name and the number of shares and shall be signed by the president or vice president and by the secretary and shall bear the corporate seal.

      Section 2. Transfer of stock shall be made only on the books of the corporation in the presence of the secretary or other authorized officer or agent of the corporation by the holder in person or by attorney upon surrender and cancellation of certificates for a like number of shares; and the possession of a certificate of stock as between the holder and the corporation shall not be regarded as vesting any ownership of the same in any person other than the registered owner until transfer thereof is duly made on the books of the corporation. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with the provisions of


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these bylaws as they may deem expedient concerning the issue, transfer and registration of the certificates of shares of stock of the corporation.

                                   ARTICLE VII

                                 The Stock Book

      Section 1. The stock books of this corporation shall close for ten days previous to any regular meeting of the stockholders and for ten days previous to the date of payment of any dividend, and during such periods no stock shall be transferable, and the list of the stockholders as shown by the books of this corporation at the time of the close of the books as aforesaid, shall determine who shall be entitled to vote or to receive dividends.

                                  ARTICLE VIII

                                      Seal

      Section 1. The corporate seal of the corporation shall be circular in form with the name of the corporation and the state of incorporation appearing around the border, and the year of incorporation in the center thereof.

                                   ARTICLE IX

                                Waiver of Notice

      Section 1. Any stockholder or Director may waive the giving of notice of any meeting otherwise prescribed hereunder, either before or after the holding of such meeting. Any meeting at which all stockholders or Directors are present, or with respect to which notice is waived by any absent stockholder or Director, may be held at any time, for any purpose, and at any place and shall be deemed to have been validly called and held; and all acts done and business conducted at such meeting shall be valid in all respects.

                                    ARTICLE X

                                 Indemnification

      Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Arizona from time to time against all expenses, liability and


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loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

      The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

      The Board of Directors may from time to time adopt further bylaws with respect to indemnification and may amend these and such bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Arizona.

                                   ARTICLE XI

                                   Amendments

      Section 1. These By-Laws may be amended or repealed or new By-Laws adopted, by affirmative vote of two-thirds of the Directors at any annual meeting or at any special meeting called for that purpose.

Approved as to form and content this 30th day of November, 1984:

/s/  Greg Biesen
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GREG BIESEN

/s/  Dan Kneifl
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DAN KNEIFL


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